UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2012

GALA GLOBAL INC.

(Exact name of registrant as specified in charter)

Nevada	333-172744	42-1771014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 South Jones Blvd. #3725, Las Vegas, Nevada	89146
(Address of principal executive offices)	(Zip Code)

775-321-8238

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On October 19, 2012, the Company received a resignation notice from Wolfgang Fuchs from all of his positions with the Company, including President, CEO, Principal Executive Officer, Treasurer, CFO, Principal Accounting Officer, Secretary, Treasurer and as Director.

Mr. Fuchs’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies or practices.

On October 19, 2012, the Company appointed Robert Walter Frei as its new President, CEO, Principal Executive Officer, Treasurer, CFO, Principal Accounting Officer, Secretary, Treasurer and as Director.

From 1982 until present, Mr. Frei owns and operates his own dental practice in Zurich, Switzerland.

Mr. Frei will serve as our Director and officer until his duly elected successor is appointed or he resigns.  There are no arrangements or understandings between Mr. Frei and any other person pursuant to which he was selected as an officer or director.  There are no family relationship between Mr. Frei and any of our officers or directors.  Mr. Frei has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Item 8.01.  Other Events.

Effective October 19, 2012, the Company has moved its executive offices to 2780 South Jones Blvd. #3725, Las Vegas, Nevada 89416. The Company’s new telephone number is 775-321-8238.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALA GLOBAL INC.

Date: October 25, 2012	By:	/s/ Robert Walter Frei
Robert Walter Frei, President